EXHIBIT 10(3)

                        LEASE MODIFICATION AGREEMENT


          THIS LEASE MODIFICATION AGREEMENT, dated as of May 1, 1995 (this "Agreement"), is between NJM Realty Limited Partnership, a Connecticut limited partnership having an address c/o Frank Mercede & Son, Inc., 700 Canal Street, Stamford, Connecticut 06902 ("Landlord") and The Bank of Darien, a Connecticut banking corporation having a place of business at 20 West Avenue, Darien, Connecticut 06820-1265 ("Tenant").

                            W I T N E S S E T H:

          WHEREAS, Landlord and Tenant are parties to that certain lease dated as of January 29, 1987 (the "Lease"), as same was amended by a certain agreement acknowledged by Landlord on April 21, 1987 and by Tenant on May 14, 1987, covering certain premises known as 20 West Street, Darien, Connecticut, as more particularly described in the Lease (the "Demised Premises");

          WHEREAS, Landlord has entered into a certain agreement, dated 6/19/95 (the "Parking Agreement"), with the Town of Darien (the "Town") attached hereto as Exhibit A; and

          WHEREAS, Landlord and Tenant desire to further modify the Lease as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and of other good and valuable consideration, the mutual receipt and sufficiency of which is acknowledged by each of Landlord and Tenant, Landlord and Tenant hereby agree as follows:

          1. TERM - Sections 3(a) through (c) of the Lease shall be amended in their entirety. Landlord and Tenant agree that the term of the Lease has commenced with respect to the entire Demised Premises and that the term shall expire at 11:59 p.m. on May 31, 2010 (the "Expiration Date").

          2. RENT - Section 4 of the Lease shall be amended in its entirety. From and after June 1, 1995, through the Expiration Date, Tenant shall pay to Landlord basic annual rent in the amount of $527,000.00 (based on a lease year beginning June 1 and ending May 31), in equal monthly installments of $43,916.67.

          3. ASSIGNMENT/SUBLET - Landlord acknowledges that Vincent Andrews Management Corp. ("Subtenant") occupies a portion of the Demised Premises pursuant to a sublease with Tenant. Tenant agrees that it shall remain fully liable for the performance of its obligations under the Lease with respect to the sublet space and shall be responsible for causing Subtenant to abide by all of the terms, covenants and conditions of the Lease. Landlord is not a party to the sublease between Tenant and Subtenant and shall not be bound by any of its terms.
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 Any future subletting by Tenant shall be in strict compliance with Section
 22A of the Lease.

          4. SECURITY DEPOSIT - Notwithstanding anything to the contrary in Section 18 of the Lease, Landlord shall not be required to place any security deposit in an account with Tenant. Tenant acknowledges that NJM did not assign the security deposit ($56,458.34) to Landlord. Landlord shall have no obligation to establish a separate account for an amount equal to the original security deposit, but Landlord shall, within 30 days after the Expiration Date, return the sum of $56,458.34 to Tenant, without interest, provided Tenant has fully performed all of its obligations under the Lease.

          5. NOTICES - Section 24 of the Lease shall be deleted in its entirety. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States or sent via hand delivery or nationwide overnight courier, addressed to the other party at the respective addresses hereinabove set forth, unless either party gives notice to the contrary. Copies of any notice given to Landlord or Tenant shall be given to the following parties:

               In the case of Landlord:

               Christy & Viener
               620 Fifth Avenue
               New York, New York 10020
               Attention:  Mitchell J. Nelson, Esq.

               In the case of Tenant:

               Kleban & Samor, P.C.
               2425 Post Road
               Southport, Connecticut 06490
               Attention:  Peter L. Masanotti, Esq.

          6. PARKING AGREEMENT - Landlord hereby grants Tenant a revocable license (the "License") to use any and all parking spaces granted to Landlord by the Town under the terms of the Parking Agreement, and Tenant agrees to use such parking spaces in compliance with the terms of the Parking Agreement. The Landlord will cause the town to issue the 58 exclusive parking permits in the name of the tenant. The term of the License and the right to use parking permits shall expire on the date that the term of the Lease expires (whether such termination of the Lease occurs by the terms of the Lease or otherwise), without the need of further notice from Landlord to Tenant.

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 7.  RATIFICATION OF LEASE - Landlord and Tenant hereby ratify and confirm the Lease, as modified by this Agreement, in all respects. Tenant acknowledges that the landlord under the Lease has performed all of its obligations under the Lease through the date hereof and waives and releases any claims it may have against Landlord with respect to the Lease or the Demised Premises arising in any manner from any act or omission of the landlord under the Lease prior to the date hereof, including, without limitation, any claims related in any way to the adequacy of parking on or about the Demised Premises or the rearrangement thereof by the Town in accordance with the Parking Agreement or otherwise, or square footage calculations with respect to the Demised Premises, each of which Tenant hereby acknowledges and agrees have been and remain satisfactory in all respects. Any references in the Lease to "this Lease" or "the Lease" shall mean the Lease as amended hereby. Landlord and Tenant acknowledge and agree that the Lease has not been modified except as (i) indicated in the first recital hereof and (ii) expressly set forth herein.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

                              Landlord:

                              NJM Realty Limited Partnership



                              By  /s/ F. J. MERCEDE
                              Frank Joseph Mercede, its general partner


                              Tenant:

                              The Bank of Darien



                              By:  /s/ KEVIN E. GAGE
                              Kevin E. Gage
                              President and CEO


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 STATE OF CONNECTICUT )
                      )   ss.:  Stamford
 COUNTY OF FAIRFIELD  )

          On this 20th day of June, 1995, before me personally appeared FRANK JOSEPH MERCEDE, general partner of NJM Realty Limited Partnership, a Connecticut limited partnership, hereunto duly authorized, signer of the foregoing agreement and acknowledged the same to be his free act and deed and the free act and deed of said limited partnership, before me.


                                     /s/ Steven Grushkin
                                    Steven Grushkin





 STATE OF CONNECTICUT )
                      )   ss.:  Stamford
 COUNTY OF FAIRFIELD  )

          On this 20th day of June, 1995, before me personally appeared KEVIN E. GAGE, President and CEO of THE BANK OF DARIEN, a Connecticut banking corporation, hereunto duly authorized, signer of the foregoing agreement and acknowledged the same to be his free act and deed and the free act and deed of said bank, before me.


                                     /s/ Peter L. Masanotti
                                     Peter L. Masanotti
                                     Commissioner of the Superior Court